Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No. 333-207298 on Form S-8 of our reports dated March 15, 2019, relating to the consolidated financial statements of Surgery Partners, Inc. (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Surgery Partners, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
Nashville, Tennessee
March 15, 2019